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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference into this Registration Statement of Greene County Bancshares, Inc. on Form S-3 of our report dated January 16, 2004 on the consolidated financial statements of Greene County Bancshares, Inc. as of December 31, 2003 and the years ended December 31, 2003 and 2002 as included in the registrant's 2004 annual report on Form 10-K, and to the reference to us under the heading "Experts" in the related prospectus.


                                       /s/ Crowe Chizek and Company LLC


Oak Brook, Illinois
September 22, 2005